                                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           PRIMEX TECHNOLOGIES, INC.
             (exact name of registrant as specified in its charter)

     Virginia                                                    06-1458069
(State or other jurisdiction of                               (I.R.S. Employer)
incorporation or organization)                               Identification No.)

                            10101 Ninth Street North
                      St. Petersburg, Florida  33716-3807
              (Address of Principal Executive Office)  (Zip Code)

                           Primex Technologies, Inc.
                Retirement Investment Management Experience Plan
                            (Full title of the plan)

                              George H. Pain, Esq.
                 Vice President, General Counsel, and Secretary
                           Primex Technologies, Inc.
                            10101 Ninth Street North
                      St. Petersburg, Florida  33716-3807
                    (Name and address of agent for service)

                                 (813) 578-8100
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed
                                             Proposed        maximum
                                              maximum       aggregate     Amount of
Title of securities        Amount to be   offering price    offering    registration
to be registered          Registered (1)   per share (2)    price (2)        fee
--------------------------------------------------------------------------------------
Common Stock, par
value $1.00 per share        550,000          $32.00       $17,600,000   $5,334.00

Series A Participating
Cumulative Preferred
Stock Purchase Rights
(the "Rights")               550,000            (3)             (3)          (3)
--------------------------------------------------------------------------------------

     (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

     (2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the proposed maximum offering price per share is estimated based on the last reported sale price of the registrant's Common Stock on the Nasdaq National Market on August 4, 1997, the latest practicable date prior to the filing of this Registration Statement.

     (3) The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the proposed maximum aggregate offering price for the Common Stock, as indicated above, and the registration fee for the rights is included in the fee for the Common Stock.

                         ______________________________

                           INCORPORATION BY REFERENCE
                                       OF
                        EARLIER REGISTRATION STATEMENTS

     Primex has previously registered 200,000 shares of its common stock, par value $1.00 per share ("Primex Common Shares"), and 200,000 of its Series A Participating Cumulative Preferred Stock Purchase Rights (the "Primex Rights"), for issuance under the Primex Technologies, Inc., Retirement Investment Management Experience Plan (the "Plan"). The registration of 150,000 Primex Common Shares and 150,000 Primex Rights was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on December 17, 1996, bearing the file number 333-18043, and the registration of 50,000 Primex Common Shares and 50,000 Primex Rights was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 23, 1997, bearing the file No. 333-27793 (such prior registration statements are hereinafter referred to as the "Earlier Registration Statements"). This Registration Statement is being filed to register an additional 550,000 securities of the same class as those for which the Earlier Registration Statements are effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements are hereby incorporated herein by reference.

                         ______________________________

                                   EXHIBITS

EXHIBIT                          DESCRIPTION
NUMBER                           -----------
------

5                        Opinion of Counsel

23(a)                    Consent of KPMG Peat Marwick LLP



                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on the Form-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on this 5th day of August, 1997.

                                         PRIMEX TECHNOLOGIES, INC.

                                         /s/ George H. Pain
                                         -------------------------------------
                                         George H. Pain
                                         Vice President, General Counsel,
                                         and Secretary

August 5, 1997

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                              TITLE                    DATE

/s/ James G. Hascall       Chairman of the Board and       August 5, 1997
------------------------   Chief Executive Officer and
James G. Hascall           Director

/s/ Angelo A. Catani       Vice Chairman of the Board and  August 5, 1997
------------------------   Director
Angelo A. Catani

/s/ John E. Fischer        Vice President and Chief        August 5, 1997
------------------------   Financial and Accounting
John E. Fischer            Officer

/s/ Edwin M. Glasscock     Director                        August 5, 1997
------------------------
Edwin M. Glasscock

/s/ David Lasky            Director                        August 5, 1997
------------------------
David Lasky

/s/ Bob Martinez           Director                        August 5, 1997
------------------------
Bob Martinez

/s/ William B. Mitchell    Director                        August 5, 1997
------------------------
William B. Mitchell

/s/ Robert H. Rau          Director                        August 5, 1997
------------------------
Robert H. Rau

/s/ Anthony W. Ruggiero    Director                        August 5, 1997
------------------------
Anthony W. Ruggiero

/s/ Leon E. Salomon        Director                        August 5, 1997
------------------------
Leon E. Salomon


    Pursuant to the requirements of the Securities Act, the Primex Technologies, Inc., Retirement Investment Management Experience Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 5th day of August, 1997.


                           PRIMEX TECHNOLOGIES, INC. RETIREMENT
                           INVESTMENT MANAGEMENT EXPERIENCE PLAN

                           /s/ Lynn M. Broadhurst
                           ---------------------------------------------
                           Lynn M. Broadhurst
                           Member of Plan Committee

                           /s/ Stephen C. Curley
                           ---------------------------------------------
                           Stephen C. Curley
                           Member of Plan Committee

                           /s/ Benjamin B. Goldstein
                           ---------------------------------------------
                           Benjamin B. Goldstein
                           Member of Plan Committee

                           /s/ George H. Pain
                           ----------------------------------------------
                           George H. Pain
                           Member of Plan Committee

                           /s/ Jackson C. Picker
                           ----------------------------------------------
                           Jackson C. Picker
                           Member of Plan Committee

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
NUMBER                            -----------
------


5                        Opinion of Counsel

23(a)                    Consent of KPMG Peat Marwick LLP